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                                                                    EXHIBIT 1.1

                                                                      EXHIBIT A
                             SUBSCRIPTION AGREEMENT




Main Street Banks Incorporated
1134 Clark Street
Covington, Georgia 30014


Ladies and Gentlemen:

         I hereby subscribe to purchase the number of shares of Main Street Banks Incorporated's common stock indicated below.

         I have received a copy of Main Street Banks Incorporated's final prospectus, dated _______________, 1999. I understand that my purchase of Main Street Banks Incorporated's common stock involves significant risk, as described under "Risk Factors" in the prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of Main Street Banks Incorporated's offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

         I enclose my check in the amount of $14.00 multiplied by the number of shares I wish to buy. My check is made payable to "Escrow Account for Main Street Banks Incorporated."

         WHEN MAIN STREET BANKS INCORPORATED RECEIVES THIS SUBSCRIPTION AGREEMENT, I AGREE THAT THIS SUBSCRIPTION WILL BE BINDING ON ME AND IRREVOCABLE BY ME UNTIL THE OFFERING IS CLOSED. I acknowledge that this subscription agreement shall not be binding on Main Street Banks Incorporated until accepted by Main Street Banks Incorporated in writing, and that Main Street Banks Incorporated, in its sole discretion, may accept or reject this subscription in whole or in part.


Number of Shares
(minimum 100 shares):
                              -----------

Total Subscription Price
(at $14.00 per share):        $
                               ----------



                                          -------------------------------------
                                          Please PRINT or TYPE exact name(s) in
                                          which the shares should be registered




                                     (Over)


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                                 SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.



- -----------------------------------           ---------------------------------
Date                                          Signature(s)*


- -----------------------------------
Area Code and Telephone No.
                                              ---------------------------------
                                              Please indicate the form of
                                              ownership desired for the shares
                                              (individual, joint tenants with
                                              right of survivorship, tenants in
                                              common, trust, corporation,
                                              partnership custodian, etc.)

- -----------------------------------
Email address, if available


- -----------------------------------
Social Security or Federal Taxpayer
Identification No.

                                              ---------------------------------
                                              Street Address

                                              ---------------------------------
                                              City/State/Zip Code

*When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.


                TO BE COMPLETED BY MAIN STREET BANKS INCORPORATED

Accepted as of ______________________, 1999, as to __________ shares.


MAIN STREET BANKS INCORPORATED


By:
   --------------------------------
         Signature

- -----------------------------------
         Print Name



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